-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  ------------




                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 21, 1998
                        (Date of earliest event reported)


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                 0-27488                                 94-3136539
    (State or other jurisdiction                     (Commission                              (IRS Employer
          of incorporation)                         File Number)                           Identification No.)


                 3174 Porter Drive, Palo Alto, California, 94304
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 855-0555


-------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         This Item 7 and the accompanying Exhibit Index amend and restate in their entirety the corresponding Item in the Registrant's Current Report on Form 8-K dated September 21, 1998.

  (a)    Financial Statements of Business Acquired.

         Report of Coopers & Lybrand, independent accountants

         Consolidated Profit and Loss Account

         Statement of Total Recognised Gains and Losses

         Balance Sheets at 31 December 1997

         Consolidated Cash Flow Statement

         Notes to the Financial Statements


         Unaudited Financial Statements of Business Acquired.

         Condensed Consolidated Statements of Operations

         Condensed Consolidated Balance Sheets

         Condensed Consolidated Statements of Cash Flows

         Notes to Condensed Consolidated Financial Statements


  (b)    Unaudited Pro Forma Financial Information.

         Unaudited Pro Forma Condensed Statement of Operations

         Notes to the Unaudited Pro Forma Condensed Statement of Operations


  (c)    Exhibits

         See Index to Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                                       Registered no: 3170808




                  Hexagen plc

                  Financial statements

                  for the year ended 31 December 1997

Hexagen plc


Financial statements
for the year ended 31 December 1997



                                                                  Pages


Report of independent accountants                                    1

Consolidated profit and loss account                                 2

Statement of total recognised gains and losses                       3

Balance sheets                                                       4

Consolidated cash flow statement                                     5

Notes to the financial statements                                  6 - 18

Hexagen plc



Report of independent accountants

To the Board of Directors and Shareholders of Hexagen plc

We have audited the accompanying consolidated financial statements of Hexagen plc, a development stage company, as at December 31, 1997 and 1996, and the consolidated profit and loss accounts, statements of total recognised gains and losses and cash flows of Hexagen plc for the year ended December 31 1997 and period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In forming our opinion, we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation. The financial statements have been prepared on a going concern basis and the validity of this depends on the company successfully obtaining additional finance. The financial statements do not include any adjustments that would result from a failure to obtain this funding. Details of the circumstances relating to this fundamental uncertainty are discussed in note 1. Our opinion is not qualified in this respect.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hexagen plc at December 31, 1997 and 1996, and the consolidated results of its operations, total recognised gains and losses and its cash flows for the year ended December 31, 1997 and period ended December 31, 1996 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see note 30 to the financial statements).



Coopers & Lybrand
Chartered Accountants
Cambridge, England

August 14, 1998 except for the information presented in note 30 for which the date is October 1, 1998.

Hexagen plc


Consolidated profit and loss account
for the year ended 31 December 1997


                                                                                                    10 months
                                                                                                        ended
                                                                                                  31 December
                                                         Notes                      1997                 1996
                                                                                                  as restated
                                                                                  (pound)             (pound)


Net operating expenses - continuing operations               2                  (2,751,444)         (767,132)
Exceptional net operating expenses                           2                     (77,550)         (101,250)
                                                                                -----------         ---------
Operating loss - continuing operations                                          (2,828,994)         (868,382)
Investment income                                            5                     318,341           125,649
Interest payable and similar charges                         6                    (123,161)          (13,019)
                                                                                -----------         ---------
Retained loss for the financial year                      7,20                  (2,633,814)         (755,752)
                                                                                -----------         ---------
                                                                                -----------         ---------

There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above, and their historical cost equivalents.

Hexagen plc



Statement of total recognised gains and losses



                                                      1997              1996
                                                   (pound)           (pound)
(Loss) for the financial year and
 total recognised losses relating
 to the year                                    (2,633,814)         (755,752)
                                                 ---------           -------



The introduction of UITF Abstract 17 ("Employee share schemes") has necessitated a prior year adjustment relating to the granting of options in 1996 (see note
10).

The cumulative effect on opening reserves is nil, comprising charges to the prior year profit and loss account of (pound)101,250, offset by a corresponding credit to reserves representing the proceeds of the equity investment.

Hexagen plc



Balance sheets
at 31 December 1997


                                               Group           Company              Group           Company
                               Notes            1997              1997               1996              1996
                                                                              as restated
                                              (pound)           (pound)            (pound)           (pound)


Fixed assets
Tangible assets                   11        1,328,131                 -          1,009,692                 -
Investments                       12                -           250,000                 -           250,000
                                            ---------           -------          ---------         ---------
                                            1,328,131           250,000          1,009,692           250,000
                                            ---------           -------          ---------         ---------
Current assets
Debtors: amounts falling
 due within one year              13          339,045                 -            325,547            31,710
Debtors: amounts falling
 due after one year               13                -         6,668,656                  -         6,667,527
Short-term investments                      3,400,000                 -          6,520,000                 -
Cash at bank and in hand                      233,460            25,321            166,892               269
                                            ---------         ---------          ---------         ---------
                                            3,972,505         6,693,977          7,012,439         6,699,506
Creditors: amounts falling
 due within one year              14         (997,529)                -         (1,201,300)           (5,531)
                                            ---------         ---------          ---------         ---------
Net current assets                          2,974,976         6,693,977          5,811,139         6,693,975
                                            ---------         ---------          ---------         ---------
Total assets less current
 liabilities                                4,303,107         6,943,977          6,820,831         6,943,975

Creditors: amounts falling
 due after more than one year     15         (811,249)                -           (772,709)                -
                                            ---------         ---------          ---------         ---------
Net assets                                  3,491,858         6,943,977          6,048,122         6,943,975
                                            ---------         ---------          ---------         ---------
Capital and reserves
Called up share capital           18        1,376,117         1,376,117          1,376,117         1,376,117
Share premium                     20        5,566,507         5,566,507          5,566,507         5,566,507
Merger reserve                    20         (240,000)                -           (240,000)                -
Profit and loss account           20       (3,210,766)            1,353           (654,502)            1,351
                                            ---------         ---------          ---------         ---------
Shareholders' funds               21        3,491,858         6,943,977          6,048,122         6,943,975
                                            ---------         ---------          ---------         ---------
Equity shareholders' deficit/
 (funds)                                   (3,214,742)          237,377           (708,578)          187,275
Non-equity shareholders' funds              6,706,600         6,706,600          6,756,700         6,756,700
                                            ---------         ---------          ---------         ---------
Total shareholders' funds                   3,491,858         6,943,977          6,048,122         6,943,975
                                            ---------         ---------          ---------         ---------


Hexagen plc



Consolidated cash flow statement
for the year ended 31 December 1997



                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                         Notes                      1997              1996
                                                                                               as restated
                                                                                 (pound)           (pound)


Net cash outflow from continuing operating
 activities                                                 22                (2,898,115)          (164,754)
                                                                              -----------       -----------
Returns on investments and servicing of finance
Interest received                                                                305,786            108,923
Interest paid on finance leases                                                 (123,161)           (13,019)
                                                                              -----------        -----------
                                                                                 182,625             95,904
                                                                              -----------        -----------
Taxation
UK corporation tax paid                                                                 -                  -
                                                                              -----------        -----------
Capital expenditure
Purchase of tangible fixed assets                                                      -            (85,874)
Sale of tangible fixed assets                                                      2,396             32,900
                                                                              -----------        -----------
                                                                                   2,396            (52,974)
                                                                              -----------        -----------
Net cash outflow before management of liquid resources
 and financing                                                                (2,713,094)          (121,824)
                                                                              -----------        -----------
Management of liquid resources
Purchase of treasury deposits                                                          -         (6,520,000)
Sale of treasury deposits                                                      3,120,000                  -
                                                                              ----------        -----------
                                                                               3,120,000         (6,520,000)
                                                                              ----------        -----------
Financing
Issue of shares                                                                        -          6,677,574
Repayment of principal under finance leases                                     (445,675)           (48,271)
Finance lease funds not yet utilised                                             105,337            179,413
                                                                              ----------        -----------
Net cash inflow from financing                                                  (340,338)         6,808,716
                                                                              ----------        -----------
Increase in cash                                            23                    66,568            166,892
                                                                              ----------        -----------


Hexagen plc



Notes to the financial statements
for the year ended 31 December 1997

1        Principal accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

Basis of preparing the financial statements - going concern assumption

The company supports its subsidiary, Hexagen Technology Limited, through intercompany funding. The directors estimate that cash and short term investments held at the balance sheet date within the group are not sufficient to continue funding activities for a full twelve months from 1 January 1998. Accordingly, the directors currently plan to obtain further finance which would enable the group to continue its activities for the foreseeable future. The directors intend to obtain these additional funds during 1998. However, there is uncertainty over the amount of finance which would be obtained.

The financial statements have been prepared on a going concern basis which assumes that the company and its subsidiaries will continue in operational existence for the foreseeable future.

The validity of this assumption depends on Hexagen plc being able to obtain adequate additional finance to continue its activities.

If the company or its subsidiary were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise, and to reclassify fixed assets as current assets.

Whilst the directors are presently uncertain as to the outcome of the matters mentioned above, they believe that it is appropriate for the financial statements to be prepared on the going concern basis.

Basis of consolidation

The consolidated profit and loss account includes the financial statements of the holding company and its subsidiary undertaking. The consolidated financial statements have been prepared using the principles of merger accounting. The cost of investment in the company's balance sheet is recorded as the nominal value of the shares issued.

Hexagen plc



Change in presentation of financial information

FRS1 ("Cash flow statements") was revised in 1996 to change the format for reporting cash flows. The revised standard came into effect for accounting periods ending on or after 23 March 1997. Accordingly the group's cash flow statement has been presented under the new format.

Change in accounting policy

UITF Abstract 17 ("Employee share schemes") was introduced in 1997 and applies to accounting periods ending on or after 22 June 1997. In accordance with its provisions, Hexagen plc has made a charge to the profit and loss account when options are granted being the market value of the shares at the date of grant less the exercise price of the options. The charge is then credited back to reserves in accordance with the Abstract. The effects of the change in accounting policy are disclosed in note 10.

Tangible fixed assets

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

                                                                %

Laboratory equipment                                           20
Fixtures and fittings                                          11
Office equipment                                               20
Computer equipment                                         33 1/3

Finance and operating leases

Costs in respect of operating leases are charged on a straight line basis over the lease term. Leasing agreements which transfer to the company substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

Deferred taxation

Hexagen plc



Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable that a liability or asset will crystallise.

Research and development

Costs associated with research and development are charged to the profit and loss account in the year in which they occur.


Foreign currencies

Trading transactions denominated in foreign currencies are translated into sterling at the exchange rate ruling when the transaction was entered into. Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the exchange rates ruling at the balance sheet date. Exchange gains or losses are taken to the profit and loss account in the year in which they arise.

Turnover

There is no turnover shown in the accounts.

Pension scheme arrangements

The company operates a defined contribution pension scheme. The pension cost is the amount of contributions payable in the year.

2        Net operating expenses

                                            Year           10 months
                                           ended               ended
                                     31 December         31 December
                                            1997                1996
                                                         as restated
                                         (pound)             (pound)

Continuing operations
Research and development               2,046,451             482,519
Administrative expenses                  704,993             284,613
                                       ---------           ---------
                                       2,751,444             767,132
Exceptional administrative expenses       77,550             101,250
                                       ---------           ---------
                                       2,828,994             868,382
                                       ---------           ---------

The exceptional administrative expenses arise from the charge made on the granting of share options. The charge is the difference between the market value of the shares at the date of grant and the exercise price of the options (see note 10).

Hexagen plc



3        Directors' emoluments


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)

Aggregate emoluments                                                             223,189           106,257
Company pension contributions to defined contribution scheme                      18,478             9,750
                                                                                 -------           -------
                                                                                 241,667           116,007
                                                                                 -------           -------


Included above are amounts paid to the highest paid director of:


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)


Aggregate emoluments                                                             112,046            57,374
Company pension contributions to defined contribution scheme                       9,291             5,250
                                                                                 -------            ------
                                                                                 121,337            62,624
                                                                                 -------            ------


Benefits accrued to two directors during the year under a defined contribution scheme.

4        Employee information

The average monthly number of persons (including executive directors) employed by the group during the year was:


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                  Number            Number


By activity
Research                                                                              24                 5
Administration                                                                         5                 4
                                                                                      --                --
                                                                                      29                 9
                                                                                      --                --


Hexagen plc


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)

Staff costs (for the above persons)
Wages and salaries                                                               898,468           198,526
Social security costs                                                             92,226            19,859
Other pension costs (see note 16)                                                 80,383            17,883
                                                                               ---------           -------
                                                                               1,071,077           236,268
                                                                               ---------           -------


5        Investment income



                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)

Other interest receivable                                                        318,341           125,649
                                                                                 -------           -------



6        Interest payable and similar charges


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)

On finance leases                                                                123,161            13,019
                                                                                 -------            ------



7        Loss on ordinary activities before taxation


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)


Loss on ordinary activities before taxation is stated after charging:
Depreciation charge for the year:
 Tangible owned fixed assets                                                           -               949
 Tangible fixed assets held under finance leases                                 251,352             8,700
Research and development expenditure - current year                            2,046,451           482,519
Auditors' remuneration:
 Audit (company(pound)500 (1996:(pound)500))                                       6,000             4,500
 Other services to the group                                                       4,900            17,450
Hire of other assets - operating leases                                           91,093            15,117
                                                                               ---------           -------


Hexagen plc



8        Tax on profit on ordinary activities

No corporation tax liability arises on the results for the year due to the loss incurred. At 31 December 1997 there were estimated tax losses to carry forward in excess of (pound)3,150,000 (1996: (pound)500,000).

9        Profit for the financial year

As permitted by section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements. The parent company's profit for the financial year was (pound)2.

10       Change in accounting policies

The prior year adjustment of (pound)101,250 is made as a result of the change in accounting policy for share options discussed in note 1. The adjustment is reported in the statement of total recognised gains and losses and reserves (see note 20).

The effect of the change in accounting policy is to increase the current year's loss before taxation by (pound)77,550. The effect on the comparative profit and loss account is to increase the loss before taxation from (pound)654,502 to (pound)755,752.

Hexagen plc



11       Tangible fixed assets




                                                                                  Office
                                                                               equipment
                                                                                     and
                                                                                fixtures
                                           Laboratory          Computer              and
                                            equipment         equipment         fittings             Total
                                              (pound)           (pound)          (pound)           (pound)

Cost
At 1 January 1997                             628,020           131,541           259,780        1,019,341
Additions                                     319,456           172,641           80,465           572,562
Disposals                                      (2,071)             (700)               -            (2,771)
                                              -------           -------          -------         ---------
At 31 December 1997                           945,405           303,482          340,245         1,589,132
                                              -------           -------          -------         ---------
Depreciation
At 31 December 1996                                 -             5,364            4,285             9,649
Charge for year                               140,203            71,121           40,028           251,352
                                              -------           -------          -------           -------
At 31 December 1997                           140,203            76,485           44,313           261,001
                                              -------           -------          -------           -------
Net book value
At 31 December 1997                           805,202           226,997          295,932         1,328,131
                                              -------           -------          -------         ---------
Net book value
At 31 December 1996                           628,020           126,177          255,495         1,009,692
                                              -------           -------          -------         ---------



The net book value of tangible fixed assets includes an amount of(pound)1,328,131 (1996:(pound)965,567) in respect of assets held under finance leases.

The company has no tangible fixed assets.



12       Fixed asset investments

Company
                                                                 Interest in
                                                          group undertakings
                                                                      (pound)


Cost and net book value:
At 31 December 1997 and at 1 January 1997                             250,000
                                                                      -------

Interests in group undertakings




Name of                             Country of                      Description of           Percentage of
undertaking                         incorporation                      shares held             shares held

Hexagen Technology Limited          Great Britain             Ordinary 0.2p shares                    100%


Hexagen plc



Hexagen Technology Limited's principal activity is research into potential new drug targets. Its results are included in the consolidated financial statements.

Hexagen plc

13       Debtors



                                                          Group          Company        Group      Company
                                                           1997             1997         1996         1996
                                                        (pound)          (pound)      (pound)      (pound)


Amounts falling due within one year
Other debtors                                           118,345                -      233,490       31,710
Prepayments and accrued income                          220,700                -       92,057            -
                                                        -------          -------      -------      -------
                                                        339,045                -      325,547       31,710
                                                        -------          -------      -------      -------

Amounts falling due after one year
Amounts owed by group undertaking                             -        6,668,656            -    6,667,527
                                                        -------        ---------      -------      -------
                                                              -        6,668,656            -    6,667,527
                                                        -------        ---------      -------    ---------


14       Creditors: amounts falling due within one year


                                                          Group          Company        Group      Company
                                                           1997             1997         1996         1996
                                                        (pound)          (pound)      (pound)      (pound)


Trade creditors                                         376,977                -      644,296        5,531
Obligations under finance leases                        526,384                -      332,700            -
Other taxation and social security                       31,384                -       86,710            -
Accruals and deferred income                             62,784                -      137,594            -
                                                        -------          -------    ---------        -----
                                                        997,529                -    1,201,300        5,531
                                                        -------          -------    ---------        -----


15       Creditors: amounts falling due after more than one year


                                                          Group          Company        Group      Company
                                                           1997             1997         1996         1996
                                                        (pound)          (pound)      (pound)      (pound)


Obligations under finance leases                        811,249                -      772,709            -
                                                        -------              ---      -------          ---


The net finance lease obligations to which the group is committed are:


                                                                                    1997              1996
                                                                                 (pound)           (pound)


In one year or less                                                              526,384           332,700
Between one and two years                                                        526,384           332,700
Between two and five years                                                       284,865           440,009
                                                                               ---------         ---------
                                                                               1,337,633         1,105,409
                                                                               ---------         ---------


Hexagen plc



Hexagen plc has guaranteed the liabilities of Hexagen Technology Limited with regard to that company's finance lease commitments.

16       Deferred taxation

At 31 December 1997 the company has no potential liability for deferred taxation.

The group had potential deferred tax assets as follows:


                                                      Amount provided  Amount unprovided
                                                 1997              1996             1997              1996
                                              (pound)           (pound)          (pound)           (pound)


Tax effect of timing differences because of:
Excess of capital allowances over
 depreciation                                       -                 -                -            (2,784)
Other                                               -                 -         (992,546)         (203,630)
                                                  ---               ---          -------           -------
                                                    -                 -         (992,546)         (206,414)
                                                  ---               ---          -------           -------


17       Pensions

The group operates a defined contribution scheme. The pension charge for the year is (pound)80,383 (1996: (pound)17,883). (pound)45 remained outstanding at the year-end and is included within accruals.

18       Called up share capital


                                                                                    1997              1996
                                                                                 (pound)           (pound)

Authorised
23,355,672 preferred ordinary shares of 5p each                                1,167,784         1,167,784
5,000,000 `A' ordinary shares of 5p each                                         250,000           250,000
3,339,668 ordinary shares of 5p each                                             166,983           166,983
                                                                               ---------         ---------
                                                                               1,584,767         1,584,767
                                                                               ---------         ---------

Allotted, called up and fully paid
22,355,331 preferred ordinary shares of 5p each                                1,117,767         1,117,767
5,000,000 `A' ordinary shares of 5p each                                         250,000           250,000
167,000 (1996: Nil) ordinary shares of 5p each                                     8,350                 -
                                                                               ---------         ---------
                                                                               1,376,117         1,367,767

Allotted shares - not fully paid up
Nil (1996: 167,000) preferred ordinary shares of 5p each                               -             8,350
                                                                               ---------         ---------
                                                                               1,376,117         1,376,117
                                                                               ---------         ---------


Hexagen plc



On 26 November 1997 the holders of 167,000 of the preferred ordinary shares exercised the right to convert their shares into ordinary shares.

The preferred ordinary shares rank in priority to the other shares in a return of capital and in the payment of a dividend.

The priority in respect of the dividend is limited to 8% (non-cumulative) of the nominal value of the shares. Thereafter they rank equally with the `A' ordinary and ordinary shares.

The priority in respect of a return of capital is limited to the subscription price plus any arrears of dividends. Thereafter they rank equally with the `A' ordinary and ordinary shares. The preferred ordinary shares are classed as non equity because one of the rights in respect of dividends is for a limited amount.

The classes of shares are equal in all other respects.

19       Options in shares of Hexagen plc

Options have been granted for 5p ordinary shares as follows:


        Number                   Subscription               Period
     of shares                price per share               within which options exercisable


        50,000                             5p               15 July 1997 - 15 July 2003
        10,000                             5p               12 August 1997 - 12 August 2003
       225,000                             5p               3 September 1997 - 3 September 2003
        30,000                             5p               23 September 1997 - 23 September 2003
        30,000                             5p               30 September 1997 - 30 September 2003
       100,000                             5p               7 October 1997 - 7 October 2003
        40,000                             5p               14 October 1997 - 14 October 2003
        15,000                             5p               21 October 1997 - 21 October 2003
       150,000                             5p               1 November 1997 - 1 November 2003
        25,000                             5p               16 December 1997 - 16 December 2003
        75,000                             5p               28 February 1998 - 28 February 2004
        15,000                             5p               1 March 1998 - 28 February 2004
        95,000                             5p               1 March 1998 - 29 February 2004
        50,000                             5p               1 April 1998 - 1 April 2004
        72,000                             5p               1 May 1998 - 1 May 2004
        35,000                             5p               1 June 1998  - 1 June 2004
        75,000                             5p               1 July 1998 - 1 July 2004
        20,000                             5p               1 August 1998 - 1 August 2004
        15,000                             5p               1 September 1998 - 1 September 2004
        15,000                             5p               1 October 1998 - 1 October 2004
        50,000                             5p               1 December 1998 - 1 December 2004
     ---------
     1,192,000
     ---------


Hexagen plc



20       Reserves


Group                                                             Share           Merger        Profit and
                                                                premium          reserve      loss account
                                                                (pound)          (pound)           (pound)


At 1 January 1997                                             5,566,507         (240,000)         (654,502)
Prior year adjustment (see note 10)                                   -                -          (101,250)
Reversal of prior year adjustment (see note 1)                        -                -           101,250
Reversal of share option charge (see note 1)                          -                -            77,550
Loss for the year                                                     -                -        (2,633,814)
                                                              ---------          -------          --------
                                                              5,566,507         (240,000)       (3,210,766)
                                                              ---------          -------          --------
Company




                                                                                   Share        Profit and
                                                                                 premium      loss account
                                                                                 (pound)           (pound)


At 1 January 1997                                                              5,566,507             1,351
Profit for the year                                                                    -                 2
                                                                               ---------           -------
                                                                               5,566,507             1,353
                                                                               ---------           -------

21       Reconciliation of movements in shareholders' funds






                                                                                   Group             Group
                                                                                    1997              1996
                                                                                 (pound)           (pound)


Opening shareholders' funds                                                    6,048,122                 -
Share issue during the year                                                            -         7,006,700
Expenses of share issues                                                               -           (64,076)
Reversal of share option charge                                                   77,550           101,250
(Loss) for the financial year                                                 (2,633,814)         (755,752)
Difference arising on consolidation                                                    -          (240,000)
                                                                               ---------         ---------
Closing shareholders' funds                                                    3,491,858         6,048,122
                                                                               ---------         ---------


Hexagen plc



22       Reconciliation of operating loss to net cash outflow from operating activities


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)


Continuing operating activities
Operating loss                                                                (2,828,994)         (868,382)
Share option charge                                                               77,550           101,250
                                                                              -----------         ---------
                                                                              (2,751,444)         (767,132)
Depreciation on tangible fixed assets                                            251,352             9,649
Loss on sale of tangible fixed assets                                                375             7,900
Decrease/(increase) in other debtors                                             115,145          (191,714)
(Increase) in prepayments and accrued income                                    (116,088)          (92,057)
(Decrease)/increase in trade creditors                                          (267,319)          644,296
(Decrease)/increase in other taxation and social security                        (55,326)           86,710
(Decrease)/increase in accruals and deferred income                              (74,810)          137,594
                                                                              -----------         ---------
Net cash outflow from continuing operating activities                         (2,898,115)         (164,754)
                                                                              -----------         ---------


23       Reconciliation of net cash flow to movement in net funds


                                                                                    Year         10 months
                                                                                   ended             ended
                                                                             31 December       31 December
                                                                                    1997              1996
                                                                                 (pound)           (pound)

Increase in cash in the period                                                    66,568           166,892
Cash (inflow)/outflow from decrease in debt
 and lease financing                                                             445,675            48,271
Cash (inflow)/outflow from (decrease)/increase
 in liquid resources                                                          (3,120,000)        6,520,000
                                                                               ---------         ---------
Change in net funds resulting from cash flows                                 (2,607,757)        6,735,163
Other non-cash items
New finance leases                                                              (677,899)       (1,153,680)
                                                                               ---------         ---------
Movement in net funds in the period                                           (3,285,656)        5,581,483
Net funds at 1 January/incorporation                                           5,581,483                 -
                                                                               ---------         ---------
Net funds at 31 December                                                       2,295,827         5,581,483
                                                                               ---------         ---------

24       Analysis of net funds
                                                                  At                                    At
                                                           1 January            Cash           31 December
                                                                1997            flow                  1997
                                                             (pound)         (pound)               (pound)

Cash in hand, at bank                                        166,892          66,568               233,460
Finance leases                                            (1,105,409)       (232,224)           (1,337,633)
Current asset investments                                  6,520,000      (3,120,000)            3,400,000
                                                           ---------       ---------             ---------
Total                                                      5,581,483      (3,285,656)            2,295,827
                                                           ---------       ---------             ---------


Hexagen plc



25       Capital commitments


Group
                                                                                    1997              1996
                                                                                 (pound)           (pound)


Capital expenditure that has been contracted for but has not been
 provided for in the financial statements                                        386,100            39,000
                                                                                 -------            ------


26       Contingent liabilities

The Inland Revenue has recently challenged the group's view that it has been trading since incorporation. The company has sought professional advice on this matter but if the challenge is upheld, taxation may become payable on interest receivable since incorporation. This would amount to (pound)30,500 (plus interest) for the year ended 31 December 1996 and (pound)70,500 for the year ended 31 December 1997. No provision has been made in the financial statements for these amounts.

27       Financial commitments


At 31 December 1997 the group had annual commitments under non-cancellable operating leases as follows:


                                             Land and                           Land and
                                            buildings             Other        buildings             Other
                                                 1997              1997             1996              1996
                                              (pound)           (pound)          (pound)           (pound)


Expiring within one year                            -             9,036                -                 -
In the second to fifth years
inclusive                                      70,000            9,000            70,000            21,068
                                               ------            ------           ------            ------
                                               70,000            18,036           70,000            21,068
                                               ------            ------           ------            ------


28       Post balance sheet event

In February 1998 the group entered into a lease agreement for further premises at 214 Cambridge Science Park, Milton Road, Cambridge.

The new agreement replaced the existing lease on the premises which at 31 December 1997 committed the group to (pound)70,000 per annum for less than five years (see note 27). Under the terms of the new agreement, the group is committed to annual leasing costs on the premises of (pound)180,000 for more than five years.

Hexagen plc



29       Related party transactions

The company has taken advantage of the exemption available to companies not to disclose transactions with wholly owned subsidiaries which are eliminated on consolidation. There are no other related party transactions requiring disclosure.

30      Summary of significant differences between UK and US Generally
Accepted Accounting Principles ("GAAP")

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). A summary of principal differences and additional disclosures applicable to the Group are set out below.

Reconciliation of consolidated profit and loss account:


                                                                         1997                           1996
                                                                      (pound)                        (pound)


Retained loss under UK GAAP                                        (2,633,814)                      (755,752)
US GAAP adjustments:
   Stock options                                                       40,174                         91,931
                                                                  -----------                       --------
Net loss under US GAAP                                             (2,593,640)                      (663,821)
                                                                    =========                        =======

Reconciliation of shareholders' equity:
                                                                         1997                           1996
                                                                      (pound)                        (pound)

Shareholders' funds under UK GAAP                                   3,491,858                      6,048,122
US GAAP adjustments:
   Stock options                                                      132,105                         91,931
                                                                   ----------                      ---------
Shareholders' equity under US GAAP                                  3,623,963                      6,140,053
                                                                    =========                      =========


(i)      Stock options

Under both UK and US GAAP, options issued with an exercise price below the fair market value are considered compensatory. Under UK GAAP, the compensation charge on options issued to reward past performance is reflected in the profit and loss on the date of grant.

Under US GAAP, compensation cost also represents the difference between the current market price and the exercise price on the grant date, but is recognised in the profit and loss over the vesting period of the options granted.

Hexagen plc



(ii)     Disclosures related to development stage enterprises

The company was formed on 12 March 1996 to research potential new drug targets that may enable the treatment of human and veterinary diseases. The company is considered a development stage enterprise as defined by Financial Accounting Standards Board Opinion No. 7, Accounting and Reporting by Development Stage Enterprises. As required under the standard, the deficit accumulated in the development stage on a UK GAAP basis from 12 March 1996 to 31 December 1997 is (pound)3,210,766. The cumulative statements of profit and loss and cash flows for the period since inception are shown below.


Consolidated profit and loss account from 12 March 1996, date of inception, to 31 December 1997


                                                                                                   (pound)

Net operating expenses - continuing operations                                                  (3,518,576)
Exceptional net operating expenses                                                                (178,800)
                                                                                                -----------
Operating loss - continuing operations                                                          (3,697,376)
Investment income                                                                                  443,990
Interest payable and similar charges                                                              (136,180)
                                                                                                -----------
Retained loss since inception                                                                   (3,389,566)


Consolidated cash flow statement from 12 March 1996, date of inception, to 31
December 1997


                                                                                                    (pound)

Net cash outflow from continuing operating
 activities                                                                                     (3,062,869)
                                                                                                -----------
Returns on investments and servicing of finance
Interest received                                                                                  414,709
Interest paid on finance leases                                                                   (136,180)
                                                                                                  ---------
                                                                                                   278,529
                                                                                                  --------
Capital expenditure
Purchase of tangible fixed assets                                                                  (85,874)
Sale of tangible fixed assets                                                                       35,296
                                                                                                  --------
                                                                                                   (50,578)
                                                                                                  --------
Net cash outflow before management of liquid resources
 and financing                                                                                  (2,834,918)
                                                                                                ----------

                                       21





Hexagen plc



Management of liquid resources
Purchase of treasury deposits                                                                   (6,520,000)
Sale of treasury deposits                                                                        3,120,000
                                                                                                 ---------
                                                                                                (3,400,000)
                                                                                                ----------
Financing
Issue of shares                                                                                  6,677,574
Repayment of principal under finance leases                                                       (493,946)
Finance lease funds not yet utilised                                                               284,750
                                                                                                  --------
Net cash inflow from financing                                                                   6,468,378
                                                                                                  --------
Increase in cash                                                                                   233,460
                                                                                                  --------


Hexagen plc



(iii)    Statement of cash flows


Under UK GAAP, the consolidated cash flow statements have been prepared in accordance with the revised version of UK Financial Reporting Standard No.1 ("FRS 1 revised") and presents substantially the same information as required under SFAS No. 95. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under US GAAP cash flows are classified under operating activities, investing activities and financing activities. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less.

A summary of the Group's operating, investing and financing activities classified in accordance with US GAAP is presented below. For the purposes of this summary, the Group considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Hexagen plc



                                                                         1997                         1996
                                                                      (pound)                      (pound)


Net cash used in operating activities                              (2,715,490)                     (68,850)
Net cash provided by investing activities                            (997,604)                     (52,974)
Net cash (used in)/provided by financing activities                  (340,338)                   6,808,716
                                                                     ---------                   ---------
Net increase in cash and cash equivalents                          (4,053,432)                   6,686,892
Cash and cash equivalents at beginning of period                    6,686,892                            -
                                                                    ---------                    ---------
Cash and equivalents at end of period                               2,633,460                    6,686,892
                                                                    =========                    =========

Cash and cash equivalents are:
Cash at bank and in hand                                              233,460                      166,892
Current asset investments                                           2,400,000                    6,520,000



                                   HEXAGEN plc
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                    Nine months ended
                                                      September 30,
                                                --------------------------
                                                   1997            1998
                                                   (pound)         (pound)
                                                -----------     ------------

Cost and expenses:
         Research and development               (1,465,645)     (2,060,252)
         General and administrative               (617,408)     (1,562,494)
                                                -----------     -----------
Net loss from operations                        (2,083,053)     (3,622,746)

Interest income                                    252,228         120,150
Interest payable and similar charges               (95,985)       (110,454)
                                                -----------     -----------
Net loss                                        (1,926,810)     (3,613,050)
                                                ===========     ===========

                             See accompanying notes

                                   HEXAGEN plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



                                                  December 31,   September 30,
                                                     1997*          1998
                                                  -----------    -------------
                                                    (pound)        (pound)

Fixed assets                                      1,328,131      1,578,430
                                                  ---------      ---------

Current assets:
 Debtors:  amounts falling due within one year      339,045        201,664
 Cash at hand and in bank                           233,460        201,900
 Short term investments                           3,400,000        400,000
                                                  -----------    -----------
          Total current assets                    3,972,505        803,564

Creditors:  amounts falling due within one year    (997,529)    (1,223,670)
                                                  ----------    -----------

Net current assets / (liabilities)                2,974,976       (420,106)
                                                  ---------     -----------

Total assets less current liabilities             4,303,107      1,158,324

Creditors:  amounts falling due
  after more than one year                         (811,249)      (330,304)
                                                  ----------    -----------

Net assets                                        3,491,858        828,020
                                                =============   =============

Capital and reserves
Called up share capital                           1,376,117      1,386,078
Merger reserve                                     (240,000)      (240,000)
Share premium                                     5,566,507      5,566,507
Accumulated deficit                              (3,210,766)    (5,884,565)
                                                 -----------    -----------
Equity shareholders' fund                         3,491,858        828,020
                                                =============   =============


* The balances at December 31, 1997 are derived from the audited financial statements



                             See accompanying notes

                                   HEXAGEN plc
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)



                                                         Nine months ended
                                                            September 30,
                                                   ---------------------------
                                                       1997           1998
                                                     ----------     ---------
                                                      (pound)        (pound)

Net cash flows from continuing operations           (2,338,985)   (2,045,128)
                                                    -----------   -----------

Returns on investments and servicing of finance
Interest received                                      252,228       120,150
Interest paid on finance leases                        (95,985)     (110,454)
                                                       --------     ---------
                                                       156,243         9,696
                                                       --------     --------


Net cash outflow before management
 of liquid resources                                (2,182,742)    (2,035,432)
  and financing                                     -----------   -----------


Management of liquid resources
Sale of treasury deposits                            2,120,000      3,000,000
                                                     ---------     ----------
                                                     2,120,000      3,000,000
                                                     ---------     ----------

Financing
Issue of shares                                           --            9,961
Repayment of principal under finance leases           (346,367)      (480,945)
Change in finance lease funds not yet utilized         396,550       (525,144)
                                                     ----------    -----------
Net cash inflow (outflow) from financing                50,183       (996,128)
                                                     ----------    -----------

Decrease in cash                                       (12,559)       (31,560)
                                                     ==========     ==========


                             See accompanying notes

                                   HEXAGEN plc
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  September 30, 1998

                                            (Unaudited)

Note 1 BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom (U.K. GAAP) applied on a basis consistent with the audited financial statements for the year ended December 31, 1997. Those accounting practices differ in certain respects from United States generally accepted accounting practices (U.S. GAAP) as discussed in Note 2. In preparing the financial statements and notes thereto, certain reclassifications and changes in presentation have been made in order to comply with accounting presentation and disclosure requirements in the United States.

The condensed consolidated balance sheets as of September 30, 1998 and December 31, 1997 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1998 and 1997 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote information normally included have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Note 2   SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

Employee share options

Under both U.K. and U.S. GAAP, if stock options are issued at below fair market value there is a compensation cost charged to the profit and loss account. Under U.K. GAAP any compensation cost arising on options issued to reward past performance is charged to the profit and loss account when the options are granted. Under U.S. GAAP the equivalent compensation cost is charged to the profit and loss account over the vesting period of the related share options.

The effect of this difference on the group is as follows:

                                           Nine months ended September 30,
                                      ----------------------------------
                                          1997                 1998
                                      ------------         -------------
                                         (pound)              (pound)

Net loss under U.K. GAAP              (1,926,810)           (3,613,050)
U.S. GAAP adjustments:
Deferral of stock compensation
  expense on stock options                34,274               808,653
  granted                             -----------           -----------

Net loss under U.S. GAAP              (1,892,536)           (2,804,397)
                                      ============          ============

                                   HEXAGEN plc
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  September 30, 1998



The difference between the treatment of stock compensation for option grants between U.K. GAAP and U.S. GAAP has no impact on cash flows, and has no effect on the total consolidated net shareholders' equity of the Company.

Statement of cash flows

Under U.K. GAAP, cash does not include short term deposits and investments which cannot be withdrawn without notice and without incurring a financial penalty. Such items are shown as current asset investments. Under U.S. GAAP, deposits with a maturity period at inception of less than three months and which are convertible into known amounts of cash are included as cash and cash equivalents.

The effect of this difference on the group is as follows:

                                                                           September 30,
                                                          ------------------------------------------
                                                                   1997                 1998
                                                          --------------           -------------
                                                                 (pound)              (pound)


Cash as reported under U.K. GAAP                                154,333               201,900
Adjustments for cash equivalents                              1,600,000               400,000
                                                             ----------            ----------
Cash and equivalents under U.S. GAAP                          1,754,333               601,900
                                                              ==========           ==========

Increase (decrease) in cash under U.K. GAAP                     (12,559)              (31,560)
Adjustment for cash equivalents                              (4,920,000)           (2,000,000)
                                                             ----------            -----------
Decrease in cash and cash equivalents under                  (4,932,559)           (2,031,560)
U.S. GAAP                                                    ===========           ===========




Additionally, under U.K. GAAP cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, and management of liquid resources and financing. Under U.S. GAAP, cash flows are classified under operating, investing, and financing activities.

Note 3   SUBSEQUENT EVENTS

In September 1998, Incyte Pharmaceuticals, Inc. ("Incyte") completed the acquisition of the Company. Incyte issued 976,130 shares of its Common Stock and $5.0 million in cash in exchange for all of the outstanding capital stock of the Company. In addition, Incyte assumed all of the Company's outstanding stock options. Immediately prior to the consummation of this transaction, the Company was re-registered as a private limited company under the law of England and Wales under the name Hexagen Limited.

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1997, and the nine months ended September 30, 1998 give effect to the acquisition by Incyte Pharmaceuticals, Inc.(the "Company") of all of the outstanding capital stock of Hexagen Limited, formerly Hexagen plc ("Hexagen"), accounted for using the purchase method of accounting.

     The Unaudited Pro Forma Condensed Statements of operations are based on the historical financial statements of the Company and Hexagen, and give effect to the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Statements of Operations.

     The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 assumes the acquisition was consummated on January 1, 1997 and the Unaudited Pro Forma Condensed Statement of Operations for the Nine months ended September 30, 1998 assumes the acquisition was consummated on January 1, 1998.

     The pro forma adjustments are based on the agreements between the Company and Hexagen, which provide for Hexagen shareholders to receive 976,130 shares of newly issued Incyte Pharmaceuticals, Inc. common stock, options to purchase 125,909 shares of the Company's Common Stock and $5 million in cash. The intrinsic value of the options issued has been included in the purchase price.

     The Unaudited Pro Forma Condensed Statements of Operations excludes any potential benefits that might result from the acquisition due to synergie that may be derived and from the elimination of any duplicate efforts or any non-recurring costs of the integration of the two operations. The Unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the results that actually would have been achieved if the acquisition had occurred on the dates indicated or indicative of results which may be obtained in the future. The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements and accompanying Notes for the Company, and Hexagen.

     The historical financial statements of Hexagen included herein are expressed in British pounds sterling (BPS) and are prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP"). For purposes of preparing pro forma information in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), the historical statements have been adjusted as appropriate utilizing the reconciliations of the approximate effect on net income (loss) and shareholders' equity of differences between U.K. GAAP and U.S. GAAP provided in Hexagen's historical financial statements. For purposes of preparing the pro forma information, certain reclassifications have also been made to the U.K. GAAP historical statements to conform to the U.S. GAAP presentation. The statements have been translated into U.S. dollars using the following exchange rates which equals the average daily exchange rate for the related periods:

                                                                      $ to BPS
                                                                     -----------
Pro Forma Condensed Statement of Operations for the year ended          1.64
December 31, 1997
Pro Forma Condensed Statement of Operations for the nine months
Ended September 30, 1998                                                1.65


As the Hexagen acquisition was completed on September 21, 1998, Hexagen's balance sheet accounts have been incorporated in the Company's September 30, 1998 Consolidated Balance Sheet included in the Company's Form 10-Q for the quarter ended September 30, 1998, no Pro Forma Balance Sheet is required.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997
                    (in thousands, except per share amounts)


                                                                                                              Incyte
                                                                                                           Consolidated
                                                          Incyte                           Pro Forma         Pro Forma
                                                       Consolidated        Hexagen        Adjustments          Total
                                                       ------------        -------        -----------          -----


Revenues                                             $   89,996        $    --          $    --           $   89,996

Costs and expenses
Research and development                                 72,452            3,351             --               75,803
Selling, general, and administrative                     13,928            1,214            2,392             17,534
                                                       ----------        ----------       ---------         ----------
Total costs and expenses                                 86,380            4,565            2,392             93,337

Income (loss) from operations                             3,616           (4,565)          (2,392)            (3,341)

Interest and other income (expenses), net                 3,840              320             ----              4,160
                                                        ---------        ----------       ---------         ---------
Income (loss) before income taxes                         7,456           (4,245)          (2,392)               819

Provision for income taxes                                  548            -----            ----                 548
                                                       ----------       ----------       ---------         ----------
Net income (loss)                                       $ 6,908         $ (4,245)        $ (2,392)           $   271
                                                      ===========      ============     ==========        ============

Basic net income per share                              $  0.28                                              $  0.01
                                                       ----------                                           ----------
Shares used in computing basic                           24,300                                               25,276
  net income per share                                 ----------                                           ----------

Diluted net income per share                            $  0.26                                             $   0.01
                                                       ----------                                           ----------
Shares used in computing diluted                         26,498                                               27,588
   net income per share                                ----------                                           ----------


See accompanying notes

                             NOTES TO THE PRO FORMA
                        CONDENSED STATEMENT OF OPERATIONS


     The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 was prepared to reflect the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen accounted for under the purchase method of accounting, as if it occurred on January 1, 1997.

     The adjustments reflected in the Unaudited Pro Forma Condensed
Statement of Operations represent the amortization of the intangible assets acquired in the acquisition of Hexagen over an estimated useful life of 8 years.

     The Unaudited Pro Forma basic and diluted net income per share were computed assuming that the 976,130 shares of Common Stock issued in connection with the acquisition were outstanding as of January 1, 1997. The Unaudited Pro Forma diluted net income per share also gives effect to dilutive potential shares of Common Stock subject to options assumed in connection with the acquisition under the treasury stock method.

     No adjustments have been made to reflect the charge for the purchase of in-process research and development recorded by the Company at the time of acquisition, as it represents a non-recurring charge directly attributable to the transaction. No tax benefit has been recognized for the Hexagen net operating loss, as the related deferred tax asset has been fully offset by a valuation allowance.


              UNAUDITED  PROFORMA CONDENSED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1998
                    (in thousands, except per share amounts)


                                                                                                              Incyte
                                                                                                           Consolidated
                                                          Incyte                           Pro Forma         Pro Forma
                                                       Consolidated        Hexagen        Adjustments          Total
                                                       ------------        -------        -----------          -----


Revenues                                             $   98,164        $    --          $    --           $   98,164

Costs and expenses
Research and development                                 69,581            3,181             --               72,762
Selling, general, and administrative                     17,196            1,571            1,793             20,560
Charge for purchase of in-process
    research and development                             10,978             ---           (10,978)             ----
Acquisition-related charges                               1,171             ---             ----               1,171
                                                       ----------        ----------       --------          ----------
Total costs and expenses                             $   98,926            4,752           (9,185)            94,493

Income (loss) from operations                              (762)          (4,752)           9,185              3,671

Interest and other income (expenses), net                 4,860               17             ----              4,877
                                                        ---------        ----------       ---------         ---------
Income (loss) before income taxes                         4,098           (4,735)           9,185              8,548

Provision for income taxes                                2,111            -----            ----               2,111
                                                       ----------        ----------       ---------         ----------
Net income (loss)                                    $    1,987           (4,735)           9,185              6,437
                                                     ============      ============     ==========        ============

Basic net income per share                            $    0.07                                            $    0.23
                                                       ----------                                           ----------
Shares used in computing basic                           26,634                                               27,523
  net income per share                                 ----------                                           ----------

Diluted net income per share                          $    0.07                                            $    0.22
                                                       ----------                                           ----------
Shares used in computing diluted                         28,753                                               29,756
  net income per share                                 ----------                                           ----------




See accompanying notes

                             NOTES TO THE PRO FORMA
                        CONDENSED STATEMENT OF OPERATIONS


     The Unaudited Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1998 was prepared to reflect the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen accounted for under the purchase method of accounting, as if it occurred on January 1, 1998.

     The adjustments reflected in the Unaudited Pro Forma Condensed
Statement of Operations represent the amortization of the intangible assets acquired in the acquisition of Hexagen over an estimated useful life of eight years.

     The Unaudited Pro Forma basic and diluted net income per share were computed assuming that the 976,130 shares of Common Stock issued in connection with the acquisition were outstanding as of January 1, 1998. The Unaudited Pro Forma net income per share also gives effect to dilutive potential shares of Common Stock subject to options assumed in connection with the acquisition, under the treasury stock method.

     An adjustment has been made to exclude the charge for the purchase of in-process research and development recorded by the Company at the time of the acquisition, as it represents a non-recurring charge directly attributable to the transaction. No tax benefit has been recognized for the Hexagen net operating loss, as the related deferred tax asset has been fully offset by a valuation allowance.

                                INDEX TO EXHIBITS


Exhibit
Number           Description
------           -----------

 2.1* Share Purchase Agreement, dated as of September 21, 1998, by and among Incyte Pharmaceuticals, Inc., Hexagen Limited and the shareholders of Hexagen Limited.

                The following schedules and exhibits to the Share Purchase Agreement have been omitted. Incyte will furnish copies of the omitted schedules and exhibits to the Commission upon request.

                Exhibit A - Form of Irrevocable Undertaking

                Exhibit D-1 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective prior to Closing)

                Exhibit D-2 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective upon Closing)

                Exhibit D-3 - Form of Option Exchange Agreement**

                Exhibit D-4 - Form of Replacement Option Certificate

                Exhibit D-5 - Form of Option Release Deed Exhibit E - Form of Restrictive Covenants Agreement

                Exhibit E - Form of Restrictive Covenants Agreement

                Schedule I - Schedule of Consideration

                Schedule II - Schedule of Options to be Converted

                Schedule 2.2 - Post-Closing Directors and Officers of the Company; Resignations

                Schedule 7.3 - Schedule of Shareholders and Employees to be Parties to Restrictive Covenants Agreement and Employment Agreements


-----------------------

* Previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated September 21, 1998.

** Previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-8 (File No. 0-27488) filed on November 20, 1998.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Dated:  December 4, 1998.


                                        INCYTE PHARMACEUTICALS, INC.



                                        By /s/ DENISE M. GILBERT
                                           ------------------------------

                                        Name Denise M. Gilbert
                                             ----------------------------

                                        Title Executive Vice President
                                              and Chief Financial Officer
                                              ---------------------------

                                INDEX TO EXHIBITS


Exhibit
Number           Description
------           -----------

 2.1* Share Purchase Agreement, dated as of September 21, 1998, by and among Incyte Pharmaceuticals, Inc., Hexagen Limited and the shareholders of Hexagen Limited.

                The following schedules and exhibits to the Share Purchase Agreement have been omitted. Incyte will furnish copies of the omitted schedules and exhibits to the Commission upon request.

                Exhibit A - Form of Irrevocable Undertaking

                Exhibit D-1 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective prior to Closing)

                Exhibit D-2 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective upon Closing)

                Exhibit D-3 - Form of Option Exchange Agreement**

                Exhibit D-4 - Form of Replacement Option Certificate

                Exhibit D-5 - Form of Option Release Deed Exhibit E - Form of Restrictive Covenants Agreement

                Exhibit E - Form of Restrictive Covenants Agreement

                Schedule I - Schedule of Consideration

                Schedule II - Schedule of Options to be Converted

                Schedule 2.2 - Post-Closing Directors and Officers of the Company; Resignations

                Schedule 7.3 - Schedule of Shareholders and Employees to be Parties to Restrictive Covenants Agreement and Employment Agreements


-----------------------

* Previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated September 21, 1998.

** Previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-8 (File No. 0-27488) filed on November 20, 1998.